                                                                   EXHIBIT 10.25

                              SEVERANCE AGREEMENT
                              --------- ---------

     This Severance Agreement (the "Agreement") is made on this 20th day of March 1998 (the "Effective Date"), by and among Integrated Circuits Systems, Inc., a Pennsylvania corporation (the "Company"), and Stavro E. Prodromou, Ph.D. ("Employee").

     Whereas, Employee has served as the President and Chief Executive Officer of the Company:

     Whereas, by mutual consent Employee is resigning as President and Chief Executive Officer;

     Whereas, the parties hereto desire to enter into this Agreement on the date hereof to set forth their agreement with respect to said resignation and certain other matters in connection therewith upon the terms and conditions hereinafter set forth; and

     Whereas, the parties desire that this Agreement supersede any agreement, arrangement or understanding with respect to the terms of the employment of Employee by the Company binding on Employee and the Company, except as referred to in Section 13(a) hereof.

     NOW THEREFORE, in consideration of the covenants and conditions set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

     1.   Termination of Employment.
          -------------- ----------

               (a) Employee hereby voluntarily and irrevocably resigns from all of his positions as a director, officer, employee, partner, principal, agent, representative, consultant or otherwise, with or in (i) the Company and its affiliates, or (ii) any other corporation, partnership or other entity in respect of which he was serving at the request of the Company, in each case effective as of 5:00 p.m., Philadelphia time, on the Effective Date. Employee acknowledges that his employment relationship with the Company was permanently and irrevocably severed as of the Effective Date and agrees that the Company and its affiliates have no obligation, contractual or otherwise, to rehire, re-employ, recall or rehire him in the future.

               (b) Employee further acknowledges and agrees that payments made or to be made and benefits provided or to be provided hereunder are in lieu of any and all compensation and benefits of any nature whatsoever due to Employee under the terms of any agreement, arrangement or understanding (whether written or oral) binding upon the Company and Employee.

          2.   Severance Compensation. In full consideration of Employee's
               ----------------------
execution of this Agreement and his agreement to be legally bound by its terms, the Company has paid or agrees to pay Employee the following amounts, and has provided or agrees to provide the following benefits to Employee:

               (a) The company has paid Employee, and Employee hereby acknowledges receipt of the sum of $120,000 (minus all payroll deductions required by law or authorized by Employee). In addition, Employee shall promptly receive payment in respect of unused vacation days to which Employee is entitled. The Company has paid employee, and Employee hereby acknowledges receipt of the sum of $15,000 (minus all payroll deductions required by law or authorized by Employee) in lieu of relocation expenses.

               (b) Employee acknowledges and agrees that he has earned and been paid in full bonus under the Company's bonus plan in respect of the period ended December 31, 1997. The Company agrees that Employee will be eligible to receive a bonus in respect of the quarter ending March 28, 1998 to the same extent as would otherwise have been the case had Employee remained an employee of the Company through such date, but no representation of any nature is made by the Company as to whether a bonus will be earned by Employee in respect of such period or the amount thereof. Employee and Company agree that all determinations in that regard shall be made solely by the Compensation Committee of the board of directors of the Company which shall be determined in its discretion in a manner that is fair, consistent and equitable with bonuses granted to Employee and to other employees of similar responsibility and bonus eligibility, during the same and prior periods, and such determination shall be final and binding upon Employee.

               (c) Employee acknowledges that the period within which the Company must make available the purchase of health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") will commence as of the Effective Date. If and only to the extent permitted under the Company's health insurance plans, the Company shall provide Employee until September 30, 1998 with health insurance coverage of the nature (and subject to the same deductibles and cost-sharing features) as may be provided by the Company to its senior executive officers during such period. If the Company is unable to include Employee in such health insurance plan during any portion of such period and Employee instead purchases health insurance from the Company under COBRA, then the Company will pay Employee during such portion of this period an amount equal to 160% of the cost of obtaining such insurance from the Company pursuant to COBRA. Notwithstanding the foregoing, this section shall no longer be applicable when Employee is employed by a new employer that provides health insurance to its employees on a comparable cost-sharing basis to that provided by the Company. Except as expressly stated above, Employee shall not be entitled to any benefits provided to employees of the Company after the Effective Date.

               (d) Employee shall be reimbursed for the reasonable business expenses (including certain relocation expenses) incurred by him prior to the Effective Date in connection with the performance of services as president and chief executive officer of the Company upon presentation of an itemized account and written proof of such expenses in accordance with the Company's policies.

               (e) The Company has previously granted Employee options to acquire a total of 250,000 shares of the Company's common stock (the "Stock Options") pursuant to the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"). Notwithstanding Section 12.3 of the 1992 Plan, but subject in all respects to (i) all of the other provisions of the 1992 Plan and the option agreements pursuant to which the Stock Options were granted and (ii) compliance by Employee after the Effective Date with the provisions of this Agreement, the Company and the Employee agree that the first 125,000 shares of the Stock Options shall vest as scheduled (62,500 options on April 2, 1998 and the remaining 62,500 options on April 2, 1999) and be exercisable in full through the close of business, Philadelphia time, on October 2, 1999. The Company and Employee agree that the remaining 125,000 options will expire immediately. Employee acknowledges that, as a result of the foregoing, if any of the options were intended to qualify as incentive stock options, such Stock Options will no longer so qualify and will be treated as nonqualified stock options.

               (t) Employee alone, and not the Company, will be solely responsible for payment of all federal, state and local taxes required to be paid by him in respect of the payments to be made and benefits to be provided to him under this Agreement, and Employee acknowledges that such payments and benefits may be subject to tax withholding.

          3.   Return of Company Property. By April 19, 1998, Employee will
               --------------------------
return to the Company all lists, records, documents, credit cards, building passes, computers and other materials or property of any nature in his possession unless mutual arrangements have been made for Employee to purchase certain equipment, custody or control which are or were owned by the Company or any of its subsidiaries or affiliates, and Employee will not retain or deliver to any other persons or entities copies thereof or permit any copies thereof to be made by any other person or entity. The Company grants to Employee the right to purchase the Hitachi notebook computer used by Employee for a sum of $1,000.00, which right will expire on before April 19, 1998. The Company further agrees to forward all personal mail and package deliveries to Employee, and to provide and maintain electronic mail and voice mail accounts and services in its Valley Forge and San Jose facilities for the exclusive use of Employee from the Effective Date until September 30, 1998.

          4.   General Release
               ---------------

               (a) In consideration of the foregoing, (including without limitation the promises and payments as described in Section 2 above, which may be in excess of that to which Employee would have otherwise been entitled upon termination of employment), Employee hereby knowingly, willingly and voluntarily remises, waives, releases and forever discharges the Company and its subsidiaries and affiliates, the directors, officers, employees, advisors and agents of the Company and its subsidiaries and affiliates, and the heirs, executors, administrators, successors and assigns of such parties (collectively referred to as the "Releasees") of and from contracts, agreements, judgements, claims and demands whatsoever in law or equity which the Releasees or any of them from or by reason of any cause, matter or thing whatsoever from the beginning of his employment with the

Company to the Effective Date, excepting only claims against the Company relating to its obligations under this Agreement and including, without in any way limiting the generality of the foregoing, any and all matters relating to his employment by the Company and the termination thereof and execution of this Agreement, any and all claims under any federal, state or local law, including the Pennsylvania Human Relations Act, 43 P.S. & 951 et seq, and the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. & 2000e et seq., the Age Discrimination in Employment Act, as amended, 29, U.S.C. &

1001 et seq., any common law claims and all claims for counsel fees and costs. Employee covenants and agrees never to commence, aid in any way (unless compelled by any court or government agency), prosecute or permit to be commenced against the Releasees any action or other proceeding based upon any matters which are the subject of or covered by the foregoing. Nothing in this
Section 4 shall affect or modify in any manner (i) the rights of Employee and the obligations of the Company to indemnify Employee for acts or matters occurring prior to the Effective Date, if and to the extent required pursuant to
Article 23 of the Company's By-Laws or the Pennsylvania Business Corporation Law, in each case as in effect on or prior to the Effective Date, and (ii) the rights, if any, of Employee under any directors and officers insurance policy purchased by the Company and in effect in respect of periods on or prior to the Effective Date.

               (b) In consideration of Employee's release and of the premises and agreements set forth in this Agreement, Company hereby knowingly, willingly, and voluntarily remises, waives, releases and forever discharges Employee and his heirs, executors, administrators, successors and assigns (collectively referred to as the "Employee Releasees") of and from contracts, agreements, judgements, claims and demands whatsoever in law or equity which the Employee has from or by reason of any cause, matter or thing whatsoever from the beginning of his employment with the Company to the Effective Date, and including, without in any way limiting the generality of the foregoing, any and all matters relating to his employment by the Company, and any and all claims under any federal, state or local law, and any common law claims and all claims for counsel fees and costs, excepting only claims against the Employee relating to his obligations under this Agreement.

               (c) Each party represents that it is their intention in executing this Agreement that it shall be effective as a part of each and every claim, demand, suit, action, cause of action, and debt which it may have against Releasees, and Employee Releasees, respectively; and in furtherance of this intention each party

HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS CONFERRED UPON IT BY THE PROVISIONS OF SECITON 1542 OF THE CIVIL CODE OF CALIFORNIA WHICH PROVIDES AS
FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding Section 1542 of the Civil Code of California, each party expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including as well those relating to unknown and unspecified claims, demands, suits, actions, causes of action and debts, if any, and those relating to any other claims, demands, suits actions, causes of action and debts hereinabove specified.

          5.   Developments
               ------------

               (a) Employee agrees that all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws and whether or not related to or useful in the business of the Company (collectively, the "Developments") which Employee, either by himself or in



                    (This section left blank intentionally)
conjunction with any other person or persons, has at any time during the period of his employment by the Company prior to the Effective Date conceived, developed or reduced to practice, or caused to be conceived, developed or reduced in practice, are or shall become and remain the sole and exclusive property of the Company. Employee hereby assigns, .transfers and conveys, and agrees to so assign, transfer and convey, all of his right, title and interest in and to any and all such Developments, and agrees to disclose fully as soon as practicable, in writing, all such developments to the board of directors of the Company. At any time and from time to time, upon the request and at the expense of the Company. Employee will execute and deliver any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or enable the Company to file and prosecute applications for and to. acquire, maintain and enforce any and all patents, trademark registrations, copyrights, mask work rights or other Intellectual property rights of any nature under United States or foreign law with respect to any such Developments or obtain any extension, validation, re-issue, continuance or renewal of any such rights, The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

               (b) Notwithstanding the foregoing, Employee and the Company acknowledge that the provisions of (a) above do not apply to any "invention" which qualifies fully under the provisions of California Labor Code Section 2870, a copy of which has been provided to Employee. However, Employee represents that there are no "inventions" that meet the criteria in California Labor Code Section 2870 included within the definition of Developments as set forth in (a) above.

          6.   Confidential Information.
               ------------ -----------

               (a) Employee recognizes and acknowledges that by reason of his employment by and service with the Company he has had access to confidential information of the Company and its subsidiaries and affiliates, Including, without limitation, Information and knowledge pertaining to research activities, products and services offered or being considered, mergers and other major corporate transactions being considered, inventions, innovations, designs, Ideas, plans, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its subsidiaries and affiliates and employees, consultants, scientific collaborators, dealers, distributors, wholesalers, customers, clients, suppliers and others who have bad or will have business dealings with the Company and its subsidiaries and affiliates ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the board of directors of the Company, unless compelled by any court or government agency, or such information is in the public domain through no fault of Employee or except as may be required by law. The Company will use its best efforts to identify to Employee promptly upon request whether any specific information specified in Employee's request then constitutes Confidential Information.

          (b) Employee recognizes that the Company has received from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee shall hold all such confidential or proprietary information in the strictest confidence and shall not disclose it to any person or entity or use it except as consistent with the Company's agreements with such third parties.

          7.   Non-Competition
               ---------------

               (a) Until September 30, 1998, Employee will not, unless acting with the prior written consent of the Board of Directors of the Company, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, advisor, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged in (i) the design, marketing, or sale of (A) integrated circuits for frequency timing generation control functions for personal computers/workstations, or (B) integrated circuits for local area network applications, or (ii) any other business in which the Company or any of its subsidiaries or affiliates is engaged as of the Effective Date, or which the Company by written notice to the Employee given within 30 days after the Effective Date advises him that it intends to pursue within the 6-month period following the Effective Date (together, the "Business"). It is recognized by Employee that the Business as engaged in by the Company is and will continue to be international in scope, and that geographical limitations on this non-competition covenant (and the non-solicitation covenant set forth in Section 8 below) are therefore not appropriate.

               (b) The foregoing restriction shall not be construed to prohibit the ownership by Employee of not more than 5% of any class of securities of any corporation which is engaged in the Business having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business other than exercising his rights as a shareholder, or seeks to do any of the foregoing. In addition, the foregoing restriction shall not be construed to prohibit the employment of Employee by an entity engaged in the Business as long as Employee does not, directly or indirectly, participate in the business.

          8.   No Solicitation.
               ---------------

Employee will not, either directly or indirectly, (i) until September 30, 1998, call on or solicit any person, firm, corporation or other entity who or which, at the Effective Date or at any time during the one-year period prior to the Effective Date, was a customer of the Company or any of its subsidiaries or affiliates with respect to the activities prohibited by Section 7 hereof or (ii) until September 30, 1998, solicit the employment of any person who was employed by the Company or any of its subsidiaries or affiliates on a full or part-time basis at the Effective Date, unless prior to any such solicitation of employment such person (A) was involuntarily discharged by the Company or such subsidiary or affiliate or (b) voluntarily terminated his or her relationship with the Company or such subsidiary or affiliate.

          9.   Equitable Relief.
               ----------------

               (a) Employee acknowledges that the restrictions contained in Sections 5, 6, 7 and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company, its subsidiaries and affiliates. Employee represents that his experience and capabilities are such that the restrictions contained in Sections 7 and 8 hereof will not prevent Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as he has previously enjoyed immediately prior to the Effective Date.

               (b) Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 5, 6,7 or 8 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

               (c) Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania or any other court of competent jurisdiction, provided that any suit, action or other legal proceeding brought against the Company shall be brought and adjudicated in the United States District Court for the Eastern District of Pennsylvania, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in Montgomery County, Pennsylvania, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and (iii) waives any objection which Employee may have to the laying of venue of any such suit. action or proceeding in any such court. Employee also Irrevocably and unconditionally consents to the service of any process, pleading, notices or other papers in any manner permitted by the notice provisions of Section 12 hereof.

               (d) Employee agrees that he will provide, and that the Company may similarly provide, a copy of Sections 5,6,7 and 8 of this Agreement to any business or enterprise (I) which he may directly or indirectly own, manage, advise, operate, finance, join, control or participate in the ownership, management operation, financing or control of or(ii) with which he maybe connected with as an officer, director, advisor, employee, partner, principal, agent. representative, consultant or otherwise, or in connection with which he may use or permit his name to be used until September 30, 1998

          10.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
               --------- ---
INTERPRETED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          11. In the event of a law suit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.

          12. Notices All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall deemed to have been given when hand delivered or mailed by registered or certified mail, return receipt requested as follows (provided that notice of change of address shall be deemed given only when received):/

     If to the Company, to:          return receipt requested


          Integrated Circuit Systems, Inc.
          2435 Boulevard of the Generals
          P.O. Box 968
          Valley Forge, Pennsylvania 19482
          Attention: Chairman

With a required copy to:

          Morgan, Lewis & Bockius LLP
          2000 One Logan Square
          Philadelphia, PA 19103-6993

     Attention:  David R. King, Esquire If to Employee, to:


     Stavro E. Prodromou, Ph.D.
     710 Mill Grove
     Audubon, PA 19403

with a required copy to:

     Richey Fisher Whitman and Klein
     1717 Embarcadero
     Palo Alto, CA 94303
     Attention: Terry Kelly, Esq.

or to such other names or addresses as the Company or Employee, as the case may be shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

          13.  Contents of Agreement: Amendment and Assignment
               ----------- ---------- ------------------------

               (a) This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof, except that this Agreement shall not supersede and shall be in addition to any agreements between Employee and the Company with respect to confidentiality or other intellectual property rights. This Agreement may not be changed, modified, extended or terminated except upon written amendment executed by Employee and approved by the board of directors of the Company and executed on behalf of the Company by a duly authorized officer. Without limitation of the foregoing, Employee and the Company acknowledge that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted.

               (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

          14.  Severability. If any provision of this Agreement or the
               ------------
application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby.

          15.  Remedies Cumulative: No Waiver. No remedy conferred upon the
               ------------------------------
Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

          16.  Miscellaneous. All section headings are for convenience only.
               -------------
This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          17.  Consultation with Legal Counsel, Etc. EMPLOYEE REPRESENTS AND
               ------------ ------------------- ---
ACKNOWLEDGES THAT (i) HE HAS BEEN ADVISED BY THE COMPANY TO CONSULT HIS OWN LEGAL COUNSEL WITH RESPECT TO THE AGREEMENT, (ii) HE HAS HAD FULL OPPORTUNITY, PRIOR TO EXECUTION OF THIS AGREEMENT, TO REVIEW THOROUGHLY THIS AGREEMENT WITH HIS COUNSEL, AND THAT HE HAS DONE SO, (iii) HE HAS READ AND FULLY UNDERSTANDS THE TERMS AND PROVISIONS OF THIS AGREEMENT AND (iv) HE IS KNOWINGLY AND VOLUNTARILY EXECUTING THIS AGREEMENT. Employee acknowledges that no promise or inducement for this Agreement has been made except as set forth herein and that this Agreement is executed without Employee's reliance upon any statement or representation by or on behalf of the Company.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

                         INTEGRATED CIRCUIT SYSTEMS, INC.



                           BY:

                           Name:    Henry I. Boreen
                           Title:   Chairman

                         EMPLOYEE